Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Ardea Biosciences, Inc. on Form S-8 of our report dated March 11, 2010 with respect to our audits of the consolidated financial statements of Ardea Biosciences, Inc. as of December 31, 2009 and 2008 and for the two years ended December 31, 2009 appearing in the Annual Report on Form 10-K of Ardea Biosciences, Inc. for the year ended December 31, 2010.

/s/ STONEFIELD JOSEPHSON INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California

August 26, 2011